UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 20, 2018
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Theodore Fremd Avenue
Suite 300
Rye, New York 10580
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

Item 2.02.	Results of Operations and Financial Condition.

On February 21, 2018, Acadia Realty Trust (the “Company”) issued a press release announcing its consolidated financial results for the quarter ended December 31, 2017. A copy of this press release is attached to this report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. In addition, on February 21, 2018, the Company made available supplemental information concerning the ownership, operations and portfolio of the Company as of and for the quarter ended December 31, 2017. A copy of this supplemental information is attached to this report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

The information included in this Item 2.02, including the information included in Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished solely pursuant to this Item 2.02, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”) or the Exchange Act, or otherwise subject to the liabilities of Sections 11 and 12 (a) (2) of the Securities Act.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 20, 2018, Acadia Realty Limited Partnership (the “Operating Partnership”) and its general partner, the Company, entered into an amended and restated senior unsecured revolving credit and term loan facility (the “Facility”) with Bank of America, N.A., as administrative agent and swing line lender, PNC Bank, National Association, Wells Fargo Bank, National Association, and TD Bank, N.A. as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger and Sole Bookrunner, PNC Capital Markets LLC and Wells Factor Securities, LLC as joint lead arrangers and the lenders party thereto. The Facility amends and restates the credit facility dated as of June 27, 2016, by and among the Operating Partnership, the Company, Bank of America, N.A., as administrative agent, and the other parties named therein.
Amount. The Facility is in the original principal amount of up to $500 million, which consists of a $150 million revolving credit facility and a $350 million term loan facility. The Operating Partnership may request the Facility be increased through one or more increases in the revolving credit facility or one or more increases in the term loan facility, for a maximum aggregate principal amount not to exceed $650 million.
Guarantors. The Company and certain of the Operating Partnership’s subsidiaries are guarantors of the Operating Partnership’s obligations under the Facility.
The foregoing description of the Facility is qualified in its entirety by the full terms and conditions of the Amended and Restated Credit Agreement governing the Facility, a copy of which will be attached as an exhibit to the Company’s 10-K for the fiscal year 2017 and is incorporated herein by reference.

Item 8.01.	Other Items.

On February 20, 2018, the Board of Trustees of the Company elected to terminate the Company’s existing share repurchase program and authorized a new common share repurchase program under which the Company may repurchase, from time to time, up to a maximum of $200.0 million of the Company’s common shares. The shares may be repurchased in the open market or in privately negotiated transactions. The timing and actual number of shares repurchased will depend on a variety of factors, including share price in relation to the estimated value of the Company’s assets, corporate and regulatory requirements, market conditions and other corporate liquidity and financing requirements and priorities. The common share repurchase program does not obligate the Company to repurchase any specific number of share and may be suspended or terminated at any time at the Company’s discretion without prior notice.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release of the Company dated February 21, 2018.
99.2	Financial and Operating Reporting Supplement of the Company for the quarter ended December 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	ACADIA REALTY TRUST (Registrant)
February 22, 2018	By: /s/ John Gottfried Name: John Gottfried Title: Sr. Vice President and Chief Financial Officer